     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2001

                                                      REGISTRATION NO. 333-41423
================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

 POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
  REGISTRATION STATEMENT NO. 333-31487                          REGISTRATION STATEMENT NO. 333-41423
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                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                           WESTERN DIGITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                      33-0956711
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)


                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            -------------------------

                           WESTERN DIGITAL CORPORATION
                 AMENDED AND RESTATED DEFERRED COMPENSATION PLAN
                              (Full Title of Plan)

                            -------------------------

                              MICHAEL A. CORNELIUS
               VICE PRESIDENT, LAW & ADMINISTRATION AND SECRETARY
                           WESTERN DIGITAL CORPORATION
                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)


================================================================================


                         POST-EFFECTIVE AMENDMENT NO. 1

        Western Digital Corporation, a Delaware corporation (the "Registrant"), files this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8, as the successor issuer to Western Digital Technologies, Inc. (formerly, Western Digital Corporation), a Delaware corporation ("Western Digital"), in accordance with Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"). This Post-Effective Amendment is filed to reflect the adoption by Western Digital of a holding company organizational structure in accordance with Section 251(g) of the Delaware General Corporation Law (the "DGCL"). The holding company organizational structure was effected pursuant to an Agreement and Plan of Merger to Form Holding Company (the "Merger Agreement") among Western Digital, the Registrant, and WD Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"). The Merger Agreement provided for the merger of Merger Sub into Western Digital, with Western Digital continuing as the surviving corporation and as a wholly-owned subsidiary of the Registrant (the "Merger"). Prior to the Merger the Registrant was a wholly-owned subsidiary of Western Digital. Pursuant to
Section 251(g) of the DGCL, stockholder approval of the Merger was not required. As a result of the Merger, the consolidated assets and liabilities of the Registrant immediately after the Merger were the same as the consolidated assets and liabilities of Western Digital immediately prior to the Merger.

        As a result of the Merger, which was consummated on April 6, 2001, each share of Western Digital common stock, par value $.01 per share ("Western Digital Common Stock") issued and outstanding or held in treasury was converted into one share of the Registrant's common stock, par value $0.1 per share ("Registrant Common Stock"). The Registrant also adopted and assumed as its own all of the rights and obligations of Western Digital under the Western Digital Amended and Restated Deferred Compensation Plan (the "Plan").

        In connection with the formation of the holding company, effective upon consummation of the Merger, (i) the Board of Directors of Western Digital terminated the Rights Agreement between Western Digital and American Stock Transfer & Trust Company, as rights agent, dated October 15, 1998, as amended, and all outstanding rights thereunder to purchase a fraction of a share of the Series A Junior Participating Preferred Stock of Western Digital expired, (ii) the Registrant entered into a new Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as rights agent, dated April 6, 2001, and (iii) the Registrant declared a dividend of one right to purchase a fraction of a share of the Series A Junior Participating Preferred Stock of the Registrant for each share of the Registrant Common Stock which was distributed to holders of Registrant Common Stock at the close of business on April 6, 2001. Until otherwise provided by the new Rights Agreement, the Registrant's rights will be evidenced by certificates of Registrant Common Stock.

        A total of $700,000 of unsecured obligations to pay deferred compensation in the future in accordance with the terms of the Plan were registered under the Registration Statement on Form S-8, Registration No. 333-31487, as filed with the Securities and Exchange Commission on July 17, 1997, and $40,000,000 of unsecured obligations to pay deferred compensation in the future in accordance with the terms of the Plan were registered under the Registration Statement on Form S-8, Registration No. 333-41423, as filed with the Securities and Exchange Commission on December 3, 1997.

        In accordance with Rule 414, the Registrant, as the successor issuer to Western Digital, hereby expressly adopts Registration Statements No. 333-31487 and 333-41423 on Form S-8 as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

        Registration fees were paid at the time of filing the original Registration Statements.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on March 29, 2001.


                                         WESTERN DIGITAL CORPORATION


                                         By: /s/ MATTHEW E. MASSENGILL
                                             ------------------------------
                                                 Matthew E. Massengill
                                                 President and Chief Executive
                                                 Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Form S-8 Registration Statements has been signed below by the following persons in the capacities indicated on March 29, 2001.



                 SIGNATURE                                                  TITLE
                 ---------                                                  -----
       /s/ MATTHEW E. MASSENGILL                           President and Chief Executive Officer
------------------------------------------              (Principal Executive Officer) and Director
           Matthew E. Massengill


          /s/ TERESA A. HOPP                        Senior Vice President, and Chief Financial Officer
------------------------------------------             (Principal Financial and Accounting Officer)
              Teresa A. Hopp


         /s/ THOMAS E. PARDUN                                      Chairman of the Board
------------------------------------------
             Thomas E. Pardun


        /s/ PETER D. BEHRENDT                                            Director
------------------------------------------
            Peter D. Behrendt


           /s/ I. M. BOOTH                                               Director
------------------------------------------
               I. M. Booth


         /s/ KATHLEEN A. COTE                                            Director
------------------------------------------
             Kathleen A. Cote


         /s/ HENRY T. DeNERO                                             Director
------------------------------------------
             Henry T. DeNero


          /s/ ROGER H. MOORE                                             Director
------------------------------------------
              Roger H. Moore
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